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                                                                 EXHIBIT 3.3
                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                            LEAR SEATING CORPORATION


                Pursuant to Sections 242 and 245 of the General
                    Corporation Law of the State of Delaware


   The undersigned, being the Executive Vice President and Secretary and the Vice President, Treasurer and Assistant Secretary of Lear Seating Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), do hereby certify as follows:

   FIRST: The name of the Corporation is Lear Seating Corporation. The date of filing of the Corporation's original Certificate of Incorporation was January 13, 1987. The name under which the Corporation was originally incorporated was LS Acquisition Corp. No. 30.

   SECOND: This Restated Certificate of Incorporation, which amends and restates the Corporation's original Certificate of Incorporation, as heretofore amended, was duly adopted in accordance with the provisions of sections 242 and 245 of the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law").

   THIRD:     The Restated Certificate of Incorporation of the Corporation
shall read in its entirety as follows:

                                   ARTICLE 1

                        The name of the Corporation is:

                            LEAR SEATING CORPORATION

                                   ARTICLE 2

   The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at that address is The Corporation Trust Company.

                                   ARTICLE 3

   The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.
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                                   ARTICLE 4

   4.1 The total number of shares of stock which the Corporation shall have authority to issue is 150,000,000 shares of Common Stock, each having a par value of $.01 (the "Common Stock"), and 15,000,000 shares of Preferred Stock, each having a par value of $.01 (the "Preferred Stock").

   4.2 Each holder of record of shares of Common Stock shall be entitled to vote at all meetings of the stockholders and shall have one vote for each share held by him of record.

   4.3 Subject to all of the rights of the holders of all classes or series of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive dividends at such times and in such amounts as may be determined by the Board of Directors of the Corporation.

   4.4 The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the Delaware General Corporation Law, including without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

                                   ARTICLE 5

   The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

   (a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.





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   (b)   The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

   (c) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

   (d) The directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At each annual meeting of the stockholders, successors to the class of directors whose term expires at the annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly as equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement or removal from office.

   (e) Subject to the rights, if any, of holders of any series of Preferred Stock then outstanding, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum. Any director elected to fill a vacancy resulting from an increase in the size of a class of directors shall hold office for a term that shall coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

   (f) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.




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   (g)  In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the Delaware General Corporation Law, this Restated Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

                                   ARTICLE 6

   The Corporation shall indemnify, in accordance with and to the full extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Corporation), by reason of his acting as a director of the Corporation (and the Corporation, in the discretion of the Board of Directors, may so indemnify a person by reason of the fact that he is or was an officer or employee of the Corporation or is or was serving at the request of the Corporation in any other capacity for or on behalf of the Corporation) against any liability or expense actually or reasonably incurred by such person in respect thereof; provided, however, that the Corporation shall not be obligated to indemnify any such person: (1) with respect to proceedings, claims or actions initiated or brought voluntarily without the authorization or consent of the Corporation by such person and not by way of defense; or (ii) for any amounts paid in settlement of an action effected without the prior written consent of the Corporation to such settlement. Such indemnification is not exclusive of any other right of indemnification provided by law, agreement or otherwise.

                                   ARTICLE 7

   No amendment to or repeal of Articles 5(f) or 6 of this Restated Certificate of Incorporation shall apply to or have any effect on the rights of any individual referred to in Articles 5(f) or 6 for or with respect to acts or omissions of such individual occurring prior to such amendment or repeal.

                                   ARTICLE 8

   Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the Delaware General Corporation Law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.





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                                   ARTICLE 9

   No stockholder of the Corporation shall by reason of holding shares of any class of stock have any pre-emptive or preferential right to purchase or subscribe to any shares of any class of stock of the Corporation, now or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class of such stock, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities would adversely affect the dividend or voting rights of such stockholder, other than such rights, if any, as the Board of Directors, in its discretion from time to time, may grant and at such price as the Board of Directors in its discretion may fix; and the Board of Directors may issue shares of any class of stock of the Corporation, or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class of such stock, without offering any such shares of any class, either in whole or in part, to the existing stockholders of any class of such stock.

                                   ARTICLE 10

   Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of
Section 291 of the Delaware General Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the Delaware General Corporation Law, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                                   ARTICLE 11

   The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated





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 Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

   IN WITNESS WHEREOF, the undersigned have executed this Certificate this
day of                  , 1994.




                                 ______________________________
                                 James H. Vandenberghe
                                 Executive Vice President


ATTEST:


______________________________
Donald J. Stebbins
Vice President, Treasurer
and Assistant Secretary







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